UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

Quepasa Corporation
 (Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 Datura Street, Ste. 114 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 366-1249

224 Datura Street, Ste. 1100, West Palm Beach, FL 33401
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2010, the Board of Directors (the “Board”) of Quepasa Corporation (the “Company”) approved an amendment to the Company’s Bylaws to adopt a majority voting standard in uncontested elections for directors.  The Bylaws previously provided for a plurality voting standard.  The amendment will not be effective until immediately following the Company’s 2010 Annual Meeting of Stockholders.

The amendment also includes a director resignation procedure requiring an incumbent director to tender resignation if he or she does not receive the requisite affirmative majority of the votes cast.  This resignation may be accepted or rejected by the Board or a committee appointed by the Board.

The preceding is qualified in its entirety by reference to the amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

    (d)    Exhibits

Exhibit No.	Exhibit

3.1	Amendment to Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: May 14, 2010	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer